Exhibit 99.1

Filed by Dynegy Acquisition, Inc.

Pursuant to Rule 425 of the Securities Act of 1933, as amended, and deemed filed pursuant to Rule 14a-12 of the Securities Exchange Act of 1934, as amended

Subject Company: Dynegy Inc.

Commission File No: 001-15659

FOR IMMEDIATE RELEASE	NR06-xx

DYNEGY ANNOUNCES COMPLETION OF SALE OF ROCKINGHAM PEAKING FACILITY

TO DUKE ENERGY SUBSIDIARY

HOUSTON (November 10, 2006) – Dynegy Inc. (NYSE: DYN) today announced that it has completed the sale of the Rockingham Power Generation Facility, a peaking plant in North Carolina, to Duke Energy Carolinas, LLC (a subsidiary of Duke Energy), for approximately $195 million in cash.

The transaction was announced on May 22, 2006, in connection with the redemption of the company’s $400 million Series C Convertible Stock, which was completed on May 26, 2006. In the May 22 announcement, the company stated that Dynegy Holdings Inc., the company’s wholly owned subsidiary (“DHI”), had arranged a $150 million term loan as an interim source of liquidity. DHI is required under the terms of its credit facility to use the proceeds from the sale of the Rockingham facility to retire the $150 million term loan within five business days after the consummation of the sale. The remainder of the proceeds will be an additional source of liquidity.

The transaction received the requisite regulatory approvals from the Federal Energy Regulatory Commission (FERC) and the North Carolina Utilities Commission, as well as meeting the conditions required by the Hart-Scott-Rodino Antitrust Improvements Act.

As a result of the completion of previously announced liability management plan activities and a multi-year self-restructuring initiative, the company has shifted its strategic focus to the growth of its power generation business in selected markets. A news release issued on September 15, 2006, relates to a proposed combination with LS Power, which would result in a combined entity with more than 20,000 megawatts of generation capacity, with a strong presence in the Midwest, the Northeast and the West Coast.

Dynegy Inc. produces and sells electric energy, capacity and ancillary services in key U.S. markets. The company’s power generation portfolio consists of approximately 12,000 megawatts of baseload, intermediate and peaking power plants fueled by a mix of coal, fuel oil and natural gas.

Certain statements included in this news release are intended as “forward-looking statements.” These statements include assumptions, expectations, predictions, intentions or beliefs about future events, particularly the statements concerning Dynegy’s required repayment of its $150 million term loan within five business days after the consummation of the sale, Dynegy’s use of the remainder of the proceeds from the sale as a source of liquidity, and Dynegy’s proposed combination with LS Power. Dynegy cautions that actual future results may vary materially from those expressed or implied in any forward-looking statements. Some of the key factors that could cause actual results to vary materially from those targeted, expected or implied include Dynegy’s ability to satisfy its requirements under the term loan. Further, Dynegy cannot assure you that the proposed combination with LS Power will be consummated on the terms Dynegy currently contemplates, if at all, or that Dynegy will realize the expected benefits from such combination. More information about the risks and uncertainties relating to these forward-looking statements are found in Dynegy’s SEC filings, including its Annual Report on Form 10-K for the year ended Dec. 31, 2005, as amended, its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2006, June 30, 2006, and September 30, 2006, which are available free of charge on the SEC’s web site at http://www.sec.gov. Dynegy expressly disclaims any obligation to update any forward-looking statements contained in this news release to reflect events or circumstances that may arise after the date of this release, except as otherwise required by applicable law.

WHERE YOU CAN FIND MORE INFORMATION

Dynegy will file a proxy statement/prospectus with the SEC in connection with the previously announced proposed merger with LS Power. Investors and security holders are urged to carefully read the important information contained in the materials regarding the proposed transaction when it becomes available. Investors and security holders will be able to obtain a copy of the proxy statement/prospectus and other relevant documents, free of charge, at the SEC’s web site at http://www.sec.gov. Copies of the proxy statement/prospectus may also be obtained by writing Dynegy Inc. Investor Relations, 1000 Louisiana Street, Suite 5800, Houston, Texas 77002 or by calling 713-507-6466.

Dynegy, LS Power and their respective directors, executive officers, partners and other members of management and employees may be deemed to be participants in the solicitation of proxies from Dynegy’s shareholders with respect to the proposed transaction. Information regarding Dynegy’s directors and executive officers is available in the company’s proxy statement for its 2006 Annual Meeting of Shareholders, dated April 3, 2006. Additional information regarding the interests of such potential participants will be included in the forthcoming proxy statement/prospectus and other relevant documents filed with the SEC when they become available. DYNC

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